MuniHoldings California Insured Fund, Inc.

File No. 811-8573

Item No. 77Q2

Compliance with Section 16(a) of the

Securities Exchange Act of 1934

Roberta Cooper Ramo, a Director of the Issuer; was subject

to Section 16 of the

Securities Exchange Act of 1934 with respect to the

Registrant and failed to file a

Form 3 on a timely basis. A Form 3, which should have

been filed by December

25, 2000, was filed on June 5, 2001.